UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 5, 2016

FALCONSTOR SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-23970	77-0216135
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Huntington Quadrangle, Melville, New York		11747
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 631-777-5188

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on August 30, 2016, the Board of Directors of FalconStor Software, Inc. (the “Company”) appointed Daniel Murale to serve as the Company’s Vice President of Finance and Interim Chief Financial Officer. Mr. Murale also assumed the roles of principal financial officer and principal accounting officer of the Company. In connection with such appointment, the Compensation Committee of the Board of Directors on October 5, 2016 increased the salary of Mr. Murale from $175,000 per annum to $200,000 per annum effective September 16, 2016.

In addition, the Compensation Committee agreed that Mr. Murale would be a party to the Company’s Key Employee Change in Control Severance Agreement and accordingly on October 5, 2016 the Company and Mr. Murale entered into a Key Employee Change in Control Severance Agreement (the “Murale Severance Agreement”). The Murale Severance Agreement provides for payments to Mr. Murale in the event that there is a change in control of the Company at a time when Mr. Murale is an employee of the Company and his employment is terminated by the Company without cause or Mr. Murale terminates his employment with the Company for good reason during the period beginning ninety (90) days prior to a change in control and ending twelve (12) months following the consummation of a change in control (the "Trigger Period"). In the event a change in control occurs, and Mr. Murale is terminated without cause, or Mr. Murale ends his employment for good reason, within the Trigger Period, Mr. Murale is entitled to certain severance benefits. Mr. Murale is not entitled to severance benefits if Mr. Murale is terminated: (a) for cause; (b) by reason of permanent disability; (c) voluntarily by Mr. Murale other than for certain defined reasons; or (d) by death.

The foregoing description of the Murale Severance Agreement does not purport to be complete and is qualified in its entirety by reference to the Murale Severance Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Exhibits

10.1	Key Employee Change in Control Severance Agreement between FalconStor Software, Inc. and Daniel Murale, dated October 5, 2016.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 11, 2016	FALCONSTOR SOFTWARE, INC.

	By:	/s/ Gary Quinn
		Name:	Gary Quinn
		Title:	President and Chief Executive Officer

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